      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1999
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          UNIMED PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

           DELAWARE                                              22-1685346
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)
                              2150 E. LAKE COOK RD.
                             BUFFALO GROVE, IL 60089
                    (Address of principal executive offices)

                          UNIMED PHARMACEUTICALS, INC.
                          1998 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                ROBERT E. DUDLEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              2150 E. LAKE COOK RD.
                             BUFFALO GROVE, IL 60089
                                 (847) 541-2525
                                 (847) 541-2593
                                  (TELECOPIER)
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                ---------------
                                   Copies to:

                             JOHN H. HEUBERGER, ESQ.
                                 RUDNICK & WOLFE
                            203 NORTH LASALLE STREET
                                   SUITE 1800
                             CHICAGO, ILLINOIS 60601
                                 (312) 368-4000
                           (312) 236-7516 (TELECOPIER)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                Proposed           Proposed
               Title of each class of                     Amount to be           maximum            maximum            Amount of
           securities to be registered(1)                  Registered        offering price        aggregate       registration fee
                                                                              per share(1)     offering price(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.25 per share                     1,000,000            $8.75           $7,654,242.50        $2,128.00
====================================================================================================================================


(1) Pursuant to Rules 457(c) and 457(h), the registration fee has been calculated on the basis of the actual price per share (ranging from $3.125 to $7.875 per share) at which the options may be exercised with regard to those options for which such information is available, and with regard to the remaining shares, on the basis of $8.75 per share the average of the high and low sale prices of the Common Stock of the Registrant on May 26, 1999, as reported on the NASDAQ Stock Market - National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company's (i) annual report on Form 10-K for the year ended December 31, 1998; (ii) Item 1 of the Company's registration statement on Form 8-A registering its Common Stock under Section 12(b) of the Securities Exchange Act of 1934; (iii) the Company's quarterly reports on Form 10-Q for the quarter ended March 31, 1999; and (iv) current report on Form 8-K dated and filed on February 19, 1999 are incorporated in this registration statement by reference (SEC File No. 001-11003). In addition, all reports and proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Company's Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to such provisions, the Company has purchased such insurance on behalf of its directors and officers.

         The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase or (d) obtains an improper personal benefit. This provision only pertains to breaches of duty by directors as directors and not breaches of duty by directors in any other corporate capacity, such as any capacity as an officer. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Annual Report on Form 10-K for the fiscal year ended September 30, 1991, SEC File No. 001-11003)

          4.2 Unimed Pharmaceuticals, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement dated and filed on April 29, 1998, SEC File No. 001-11003)

          5.1     Opinion of Rudnick & Wolfe

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Rudnick & Wolfe (contained in Exhibit 5.1 hereof)

         24 Power of Attorney by the directors and certain officers of the Company

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on this 1st day of June, 1999.

                                        UNIMED PHARMACEUTICALS, INC.


                                        By: /s/ Robert E. Dudley
                                           -------------------------------------
                                           Robert E. Dudley
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   NAME                              TITLE                                   DATE
   ----                              -----                                   ----
JOHN N. KAPOOR*                 Chairman of the Board                      June 1, 1999

ROBERT E. DUDLEY                President and Chief Executive Officer      June 1, 1999
                                (Principal Executive Officer)
                                and Director

DAVID E. RIGGS*                 Senior Vice President                       June 1, 1999
                                Finance, Chief Financial Officer,
                                Secretary and Treasurer
                                (Principal Financial and
                                Accounting Officer)

JAMES J. LEMPENAU*              Director                                    June 1, 1999


ROLAND WEISER*                  Director                                    June 1, 1999

GILBERT F. DWYER*               Director                                    June 1, 1999

RONALD L. GOODE*                Director                                    June 1, 1999

MAHENDRA SHAH                   Director                                    June 1, 1999


*By: /s/David E. Riggs          Individually and as Attorney-in-Fact
    ------------------------
        David E. Riggs


                                  EXHIBIT INDEX


EXHIBIT

   4.1 Specimen Common Stock Certificate incorporated by reference to Exhibit 4 to the Annual Report on Form 10-K for the fiscal year ended September 30, 1991 (SEC File No. 001-11003)

   4.2 Unimed Pharmaceuticals, Inc. 1998 Long-Term Incentive Plan incorporated by reference to Appendix A to the Definitive Proxy Statement dated and filed on April 29, 1998 (SEC File No. 001-11003)

   5.1   Opinion of Rudnick & Wolfe

  23.1   Consent of PricewaterhouseCoopers LLP

  23.2   Consent of Rudnick & Wolfe (contained in Exhibit 5.1 hereof)

  24     Power of Attorney by the directors and certain officers of the Company